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                                                                  EXHIBIT (23)-6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus of America Service Group Inc. constituting part of this Registration Statement on Form S-4 of MedPartners, Inc. of our report dated March 11, 1996, except as to
Note 15, which is as of March 28, 1996 appearing on page F-3 of America Service Group's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-24 of such Annual Report on Form 10-K.

                                                   PRICE WATERHOUSE LLP

Linthicum, Maryland
November 17, 1997